Exhibit 5.1

[Loyens & Loeff Letterhead]

OFFICE ADDRESS	26 Throgmorton Street London EC2N 2AN United Kingdom
INTERNET	www.loyensloeff.com

To:

[Fiat Investments N.V.

Fiat House, 240 Bath Road

Slough, SL1 4DX

United Kingdom]

[address details to be confirmed]

RE	Dutch law legal opinion – Project Casals

REFERENCE	16127888-v4

London, — 2014

Dear Sir, Madam,

1	INTRODUCTION

We have acted as special counsel on certain matters of Dutch law to FIAT and the Company (both as defined below) in connection with, amongst other things, the registration of the Common Shares (as defined below) in accordance with the Registration Statement (as defined below).

2	DEFINITIONS

2.1	Capitalised terms used but not (otherwise) defined herein are used as defined in the Schedules to this opinion letter.

2.2	In this opinion letter:

Common Shares means the common shares in the share capital of the Company to be allotted to holders of ordinary shares of FIAT pursuant to the Merger.

Company means Fiat Investments N.V. (to be renamed Fiat Chrysler Automobiles N.V. upon effectiveness of the Merger), registered with the Trade Register under number 60372958.

Effective Date means the date on which the Merger shall become effective, being the date following the Execution Date.

Execution Date means the date on which the Merger Deed is executed by a civil-law-notary of Loyens & Loeff N.V. or his substitute.

Affiliated to Loyens & Loeff N.V., a public limited company with its corporate seat in Rotterdam, the Netherlands.

Loyens & Loeff N.V. is registered with the Rotterdam Trade Register of the Chamber of Commerce and Industry under number 24370566.

AMSTERDAM   •   ARNHEM   •   BRUSSELS   •    LUXEMBOURG   •   ROTTERDAM   •   ARUBA   •   CURACAO   •    DUBAI GENEVA   •   HONG KONG   •   LONDON   •   NEW YORK   •   PARIS   •    SINGAPORE   •   TOKYO   •   ZURICH

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FIAT means Fiat S.p.A., a public company under the laws of Italy.

Merger means the proposed cross-border statutory merger (grensoverschrijdende juridische fusie) of FIAT with and into the Company.

Reviewed Documents means the documents listed in Schedule 1 (Reviewed Documents).

SEC means the United States Securities and Exchange Commission.

Securities Act means the United States of America’s Securities Act of 1933, as amended from time to time.

Trade Register means the trade register of the Chambers of Commerce in the Netherlands.

3	SCOPE OF INQUIRY

3.1	For the purpose of rendering this opinion letter, we have only examined and relied upon electronically transmitted copies of the Reviewed Documents.

3.2	We have undertaken only the following searches and inquiries (the Checks) at the date of this opinion letter:

(a)	an inquiry by telephone at the Trade Register, confirming that no changes were registered after the date of the Excerpt;

(b)	an inquiry by telephone at the bankruptcy clerk’s office (faillissementsgriffie) of the court in Amsterdam, the Netherlands, confirming that the Company is not listed in the insolvency register;

(c)	an online inquiry on the relevant website (www.rechtspraak.nl) of the EU Registrations with the Central Insolvency Register (Centraal Insolventie Register) confirming that the Company is not listed on the EU Registrations with the Central Insolvency Register; and

(d)	an online inquiry on the relevant website (http://eur-lex.europa.eu/) of the Annex to Council regulation (EC) No 2580/2001, Annex I of Council regulation (EC) No 881/2002 and the Annex to Council Common Position 2001/931 relating to measures to combat terrorism, all as amended from time to time, confirming that the Company is not listed on such annexes.

3.3	We have not reviewed any documents incorporated by reference or referred to in the Reviewed Documents (unless included as a Reviewed Document) and therefore our opinions do not extend to such documents.

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4	NATURE OF OPINION

4.1	We only express an opinion on matters of Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in force on the date of this opinion letter, excluding unpublished case law. We do not express an opinion on tax law, competition law and financial assistance. The terms the “Netherlands” and “Dutch” in this opinion letter refer solely to the European part of the Kingdom of the Netherlands.

4.2	Our opinion is strictly limited to the matters stated herein. We do not express any opinion on matters of fact, on the commercial and other non-legal aspects of the transactions contemplated by the Merger Deed and on any representations, warranties or other information included in the Merger Deed and any other document examined in connection with this opinion letter, except as expressly stated in this opinion letter.

4.3	In this opinion letter Dutch legal concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. For the purpose of tax law a term may have a different meaning than for the purpose of other areas of Dutch law.

4.4	This opinion letter may only be relied upon under the express condition that any issue of interpretation or liability arising hereunder will be governed by Dutch law and be brought exclusively before the competent court in Rotterdam, the Netherlands.

4.5	This opinion letter refers to the Effective Date. No obligation is assumed to update this opinion letter or to inform any person of any changes of law or other matters coming to our knowledge and occurring after the date of this opinion letter, which may have effect on the opinions set out in this opinion letter.

4.6	This opinion letter is issued by Loyens & Loeff N.V. Individuals or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff N.V. cannot be held liable in any manner whatsoever.

5	OPINIONS

The opinions expressed in this paragraph 5 (Opinions) should be read in conjunction with the assumptions set out in Schedule 2 (Assumptions) and the qualifications set out in Schedule 3 (Qualifications). On the basis of these assumptions and subject to these qualifications and any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter:

5.1	Corporate status

The Company has been duly incorporated and is validly existing as a naamloze vennootschap (public limited liability company) under Dutch law.

5.2	No insolvency, dissolution, merger or demerger

Based solely on the Excerpt and the Checks, the Company is validly existing and has not been dissolved (ontbonden), merged (gefuseerd) involving the Company as disappearing

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entity, demerged (gesplitst), granted a suspension of payments (surseance verleend), declared bankrupt (failliet verklaard) or been subjected to any insolvency proceedings listed in Annex A or winding up proceedings listed in Annex B of the 29 May 2000 Council Regulation (EC) No 1346/2000 on Insolvency Proceedings (the Insolvency Regulation).

5.3	Issued share capital

When issued pursuant to the Merger Deed, each Common Share will have been duly authorised, validly issued, fully paid and will be non-assessable.

6	ADDRESSEES

6.1	This opinion letter is addressed to you in relation to and as exhibit to the Registration Statement and may not be disclosed to and relied upon by any other person without our prior written consent other than as an exhibit to the Registration Statement. This opinion letter is not to be used or relied upon by you or by any other person for any purpose other than in connection with the filing of the Registration Statement.

6.2	We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to Loyens & Loeff N.V. under the heading “Legal Matters” in the Registration Statement. In giving the consent set out in the previous sentence, we do not thereby admit or imply that we are in the category of persons whose consent is required under Section 7 of the Securities Act or any rules and regulations of the SEC promulgated thereunder.

Yours faithfully,

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Schedule 1

REVIEWED DOCUMENTS

1	An excerpt of the registration of the Company in the Trade Register dated 1 April 2014 (the Excerpt).

2	The deed of incorporation including the articles of association (statuten) (the Articles) of the Company dated 1 April 2014 (the Deed of Incorporation).

3	The common cross-border merger terms drawn up and executed by the boards of management of FIAT and the Company dated — 2014, relating to the Merger (the Common Cross-Border Merger Terms).

4	The final draft of the notarial deed of merger between the Company as acquiring company and FIAT as attached hereto as Annex A (the Merger Deed).

5	The final draft of the deed of amendment of the Articles providing for the amendment and renewal in full of the Articles as attached hereto as Annex B (the Deed of Amendment).

6	A copy of the auditors’ certificate (accountantsverklaring) as referred to in Section 2:328 pararaph 1, second sentence, and Section 2:333g of the Dutch Civil Code, in relation to the contribution on the Common Shares to be allotted on occasion of the Merger, issued by Mr. L.M.A. van Opzeeland of KPMG Accountants N.V. at the request of the Company.

7	A copy of the registration statement on Form F-4 originally filed by the Company with the SEC on — 2014, as amended to date, under the Securities Act (excluding any documents incorporated by reference herein and any exhibits hereto, other than specifically referred to in this opinion letter, the Registration Statement).

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Schedule 2

ASSUMPTIONS

The opinions in this opinion letter are subject to the following assumptions:

1	Documents

1.1	All signatures are genuine, all original documents are authentic and all copies are complete and conform to the originals.

1.2	The information recorded in the Excerpt is true, accurate and complete on the date hereof and will be true, accurate and complete on the Execution Date (although not constituting conclusive evidence thereof, this assumption, with respect to the date hereof, is supported by the Checks).

1.3	The Merger Deed and the Deed of Amendment will be validly executed on the Execution Date in the form of the drafts as referred to under paragraphs 4 and 5 of Schedule 1 (Reviewed Documents) above and will not be amended, supplemented, terminated, rescinded, nullified or declared void thereafter.

1.4	The Registration Statement has been or will have been filed with the SEC and declared effective pursuant to the Securities Act.

2	Incorporation, existence and corporate power

2.1	The Company has not been listed on the list referred to in article 2 (3) of Council Regulation (EC) No 2580/2001 of 27 December 2001, listed in Annex I to Council Regulation (EC) No 881/2002 of 27 May 2002 or listed and marked with an asterisk in the Annex to Council Common Position 2001/931 of 27 December 2001 relating to measures to combat terrorism, as amended from time to time (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Checks).

2.2	The Company has its centre of main interest (as described in the Insolvency Regulation) in the Netherlands and does not have an establishment (as described in the Insolvency Regulation) which has been subjected to any insolvency proceeding or winding up proceeding outside the Netherlands.

2.3	The Company will be validly existing under the laws of the Netherlands on the Execution Date.

2.4	At the time when the Merger Deed will have been or, as the case may be, will be executed, any statement and confirmation set out in the Merger Deed is true and correct and remains true and correct up to and including the Execution Date.

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3	Corporate authorisations

3.1	The Common Cross-Border Merger Terms have been executed on behalf of each party thereto (other than the Company) by persons who had all required power, authority and legal capacity to execute the Common Cross-Border Merger Terms.

3.2	The consent, approval or authorisation of any person and any other step or formality which is required in relation to the execution of the Merger Deed and the Deed of Amendment and the performance and observance of the terms thereof by the parties, as listed in the Merger Deed and the Deed of Amendment, have been obtained or taken at the Execution Date.

3.3	Each party to the Merger Deed, other than the Company, is validly existing under the laws by which it is purported to be governed on the date hereof and will be validly existing under the laws by which it is purported to be governed on the Execution Date.

3.4	Each party to the Merger Deed, other than the Company, has all requisite power or capacity (corporate and otherwise) to execute and to perform its obligations under, the Merger Deed and the Merger Deed has or will be duly authorised, executed and delivered by or on behalf of the parties thereto, other than the Company.

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Schedule 3

QUALIFICATIONS

The opinions in this opinion letter are subject to the following qualifications:

1	Insolvency

The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy (faillissement), suspension of payments (surseance van betaling), emergency regulations (noodregeling), other insolvency proceedings and fraudulent conveyance (actio pauliana), reorganisation, and other laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors’ rights.

2	Accuracy of information

2.1	The information obtained from a bankruptcy clerk’s office (faillissementsgriffie) and the online international bankruptcy clerk’s office of the court of The Hague (internationale faillissementsgriffie) does not provide conclusive evidence that the Company has not been granted a suspension of payments, declared bankrupt or subjected to any other insolvency proceedings listed in Annex A or winding up proceedings listed in Annex B of the Insolvency Regulation. Under the Dutch Bankruptcy Act (Faillissementswet) the declaration of a bankruptcy is effected by a court order, with effect from and including the day on which the bankruptcy order is issued. The clerk of the bankruptcy court is under an obligation to keep a public register in which, among others, extracts from the court orders by which a bankruptcy order is declared are registered. We have made enquiries with the clerk of the bankruptcy court whether the Company is registered as being declared bankrupt in the register kept by the clerk. We have received oral confirmation that this is not the case. Such confirmation, however, does not constitute conclusive evidence that the Company is not declared bankrupt, as a proper registration of a bankruptcy order is not a condition for the bankruptcy order to be effective.

2.2	Any dissolution (ontbinding), merger (fusie) or demerger (splitsing) involving the Company must be notified to the trade register of the Chamber of Commerce in the Netherlands. However, it cannot be assured that such notification has actually been made and therefore the Excerpt does not constitute conclusive evidence that the Company is not dissolved (ontbonden), merged (gefuseerd) or demerged (gesplitst), as a notification to the trade register is not a condition for a dissolution (ontbinding), merger (fusie) or demerger (splitsing) to be effective.

3	Enforceability

The opinions expressed herein with respect to the Merger Deed may be affected by the availability of general defences under Dutch law such as the principles of reasonableness and fairness, modification on grounds of unforeseen circumstances, duress, deceit, mistake, undue influence and, if and to the extent not validly waived, force majeure, the right to suspend performance as long as the other party is in default in respect of its obligations, the right to set-off, the right to dissolve a transaction upon default by the other party.

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ANNEX A

[final draft of the Merger Deed to be attached]

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ANNEX B

[final draft of the Deed of Amendment to be attached]

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